EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation of our report included in Davel Communications, Inc.'s 1999 Form 10-K, into the Company's previously filed Registration Statement on Form S-8 No. 333-6717.

ARTHUR ANDERSEN LLP



Tampa, Florida
  March 28, 2000